EXHIBIT 99.1
OPEN INTERFACE NORTH AMERICA, INC.
2001 STOCK OPTION PLAN
(AS AMENDED AND RESTATED AS OF DECEMBER 17, 2007)
     1. Purposes of the Plan. The purposes of this Stock Option Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to Employees, Directors and Consultants and to promote the success of the Company’s business. Awards granted under the Plan may be Incentive Stock Options, Nonstatutory Stock Options or Restricted Stock Awards, as determined by the Administrator at the time of grant.
     2. Definitions. As used herein, the following definitions shall apply:
          (a) “409A Award” means an Award that is considered “nonqualified deferred compensation” within the meaning of Section 409A of the Code.
          (b) “Administrator” means the Board or any of its Committees as shall be administering the Plan in accordance with Section 4 hereof.
          (c) “Applicable Laws” means the requirements relating to the administration of stock option plans under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any other country or jurisdiction where Options are granted under the Plan.
          (d) “Award” means an Option or a Restricted Stock Award.
          (e) “Award Agreement” means an Option Agreement or a written agreement between the Company and the holder of a Restricted Stock Award evidencing the terms and conditions of an individual Award grant. Each Award Agreement shall be subject to the terms and conditions of the Plan.
          (f) “Board” means the Board of Directors of the Company.
          (g) “Change in Control” means the occurrence of any of the following events:
               (i) Any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) becomes the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the total voting power represented by the Company’s then outstanding voting securities; or

               (ii) The consummation of the direct or indirect sale or disposition by the Company of all or substantially all of the Company’s assets, in one or more related transactions, to any “person” (as that term is used in Section 13(d)(3) of the Exchange Act); or
               (iii) The consummation of a merger, consolidation, statutory share exchange or similar form of corporate transaction involving the Company with any other entity, other than a corporate transaction which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity or its parent outstanding immediately after such merger or consolidation;
     provided, however, that a corporate transaction shall not constitute a Change of Control if (A) its sole purpose is to change the state of the Company’s incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction; or (B) it constitutes a public offering that results in any security of the Company being listed (or approved for listing) on any securities exchange or designated (or approved for designation) as a national market security on an interdealer quotation system.
          (h) “Code” means the Internal Revenue Code of 1986, as amended.
          (i) “Committee” means a committee of Directors appointed by the Board in accordance with Section 4 hereof.
          (j) “Common Stock” means the Common Stock of the Company.
          (k) “Company” means Open Interface North America, Inc., a Washington corporation.
          (l) “Consultant” means any natural person who is engaged by the Company or any Parent or Subsidiary to render consulting or advisory services to such entity and who satisfies the requirements of subsection (c)(1) of Rule 701 under the Securities Act.
          (m) “Director” means a member of the Board.
          (n) “Disability” means total and permanent disability as defined in Section 22(e)(3) of the Code.
          (o) “Employee” means any person, including officers and Directors, employed by the Company or any Parent or Subsidiary of the Company. A Service Provider shall not cease to be an Employee in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company, its Parent, any Subsidiary, or any successor. For purposes of Incentive Stock Options, no such leave may exceed ninety (90) days, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, then three (3) months following the 91st day of such leave, any Incentive Stock Option held by the Optionee shall cease to be treated as an

Incentive Stock Option and shall be treated for tax purposes as a Nonstatutory Stock Option. Neither service as a Director nor payment of a director’s fee by the Company shall be sufficient to constitute “employment” by the Company.
          (p) “Exchange Act” means the Securities Exchange Act of 1934, as amended.
          (q) “Fair Market Value” means, as of any date, the value of Common Stock determined as follows:
               (i) If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the Nasdaq National Market or The Nasdaq SmallCap Market of The Nasdaq Stock Market, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system on the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;
               (ii) If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, its Fair Market Value shall be the mean between the high bid and low asked prices for the Common Stock on the day of determination; or
               (iii) In the absence of an established market for the Common Stock, the Fair Market Value thereof shall be determined in good faith by fair and reasonable means by the Administrator.
          (r) “Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.
          (s) “Nonstatutory Stock Option” means an Option not intended to qualify as an Incentive Stock Option.
          (t) “Option” means a stock option granted pursuant to the Plan.
          (u) “Option Agreement” means a written agreement (including a written agreement delivered by electronic means) between the Company and an Optionee evidencing the terms and conditions of an individual Option grant. The Option Agreement is subject to the terms and conditions of the Plan.
          (v) “Optioned Stock” means the Common Stock subject to an Option.
          (w) “Optionee” means the holder of an outstanding Option granted under the Plan.
          (x) “Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.
          (y) “Participant” means an Optionee or the recipient of a Restricted Stock Award under the Plan.

          (z) “Plan” means this 2001 Stock Option Plan.
          (aa) “Restricted Stock Award” means any Award granted pursuant to Section 13.
          (bb) “Securities Act” means the Securities Act of 1933, as amended.
          (cc) Service Provider” means an Employee, Director or Consultant.
          (dd) “Share” means a share of the Common Stock, as adjusted in accordance with Section 15 below.
          (ee) “Subsidiary” means a “subsidiary corporation,” whether now or hereafter existing, as defined in Section 424(f) of the Code.
     3. Stock Subject to the Plan. Subject to the provisions of Section 15 of the Plan, the maximum aggregate number of Shares that may be subject to Awards and sold under the Plan is 12,536,267 Shares. The Shares may be authorized but unissued, or reacquired Common Stock.
          If an Option expires or becomes unexercisable without having been exercised in full, the unpurchased Shares which were subject thereto shall become available for future grant or sale under the Plan (unless the Plan has terminated). However, Shares that have actually been issued under the Plan, upon exercise of an Option, shall not be returned to the Plan and shall not become available for future distribution under the Plan. Notwithstanding the foregoing, if Shares of restricted stock issued pursuant to an Award are repurchased by the Company at their original purchase price, such Shares shall become available for future grant under the Plan.
     4. Administration of the Plan.
          (a) Administrator. The Plan shall be administered by the Board or a Committee appointed by the Board, which Committee shall be constituted to comply with Applicable Laws.
          (b) Powers of the Administrator. Subject to the provisions of the Plan and, in the case of a Committee, the specific duties delegated by the Board to such Committee, and subject to the approval of any relevant authorities, the Administrator shall have the authority in its discretion:
               (i) to determine the Fair Market Value;
               (ii) to select the Service Providers to whom Awards may from time to time be granted hereunder;
               (iii) to determine the number of Shares to be covered by each such Award granted hereunder;
               (iv) to approve forms of agreement for use under the Plan;

               (v) to determine the terms and conditions of any Award granted hereunder. Such terms and conditions include, but are not limited to, the exercise price, the time or times when Options may be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Award or the Common Stock relating thereto, based in each case on such factors as the Administrator, in its sole discretion, shall determine;
               (vi) to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of satisfying applicable foreign laws;
               (vii) to allow Participants to satisfy withholding tax obligations by electing to have the Company withhold from the Shares to be issued upon exercise of an Option or grant of a Restricted Stock Award that number of Shares having a Fair Market Value equal to the minimum amount required to be withheld. The Fair Market Value of the Shares to be withheld shall be determined on the date that the amount of tax to be withheld is to be determined. All elections by Participants to have Shares withheld for this purpose shall be made in such form and under such conditions as the Administrator may deem necessary or advisable; and
               (viii) to construe and interpret the terms of the Plan and Awards granted pursuant to the Plan.
          (c) Effect of Administrator’s Decision. All decisions, determinations and interpretations of the Administrator shall be final and binding on all Participants.
     5. Eligibility for Options. Nonstatutory Stock Options may be granted to Service Providers. Incentive Stock Options may be granted only to Employees.
     6. Limitations on Options.
          (a) Incentive Stock Option Limit. Each Option shall be designated in the Option Agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Optionee during any calendar year (under all plans of the Company and any Parent or Subsidiary) exceeds $100,000, such Options shall be treated as Nonstatutory Stock Options. For purposes of this Section 6(a), Incentive Stock Options shall be taken into account in the order in which they were granted. The Fair Market Value of the Shares shall be determined as of the time the Option with respect to such Shares is granted.
          (b) Nonstatutory Stock Option Limit. Unless the Administrator determines otherwise, Nonstatutory Stock Options awarded under this Plan are intended to meet the requirements for exclusion from coverage under Section 409A of the Code; therefore, all Nonstatutory Stock Options not specifically designated as a 409A Award shall be construed and administered in accordance with Section 409A. Without limiting the foregoing, all Nonstatutory Option Awards not designated as a 409A Award shall have an exercise price not less than 100% of the Fair Market Value of the Common Stock on the date of grant.

     7. At-Will Employment. Neither the Plan nor any Award shall confer upon any Participant any right with respect to continuing the Participant’s relationship as a Service Provider with the Company, nor shall it interfere in any way with his or her right or the Company’s right to terminate such relationship at any time, with or without cause, and with or without notice.
     8. Term of Plan. Subject to shareholder approval in accordance with Section 21, the Plan shall become effective upon its adoption by the Board. Unless sooner terminated under Section 17, it shall continue in effect for a term of ten (10) years from the later of (i) the effective date of the Plan, or (ii) the date of the most recent Board approval of an increase in the number of shares reserved for issuance under the Plan; provided, however that no Incentive Stock Option may be granted under the Plan more than ten years from the effective date of the Plan.
     9. Term of Award. The term of each Award shall be stated in the Award Agreement; provided, however, that the term shall be no more than ten (10) years from the date of grant thereof. In the case of an Incentive Stock Option granted to an Optionee who, at the time the Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Option shall be five (5) years from the date of grant or such shorter term as may be provided in the Option Agreement.
     10. Option Exercise Price and Consideration.
          (a) Exercise Price. The per share exercise price for the Shares to be issued upon exercise of an Option shall be such price as is determined by the Administrator, but shall be subject to the following:
               (i) In the case of an Incentive Stock Option
                    (A) granted to an Employee who, at the time of grant of such Option, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the exercise price shall be no less than 110% of the Fair Market Value per Share on the date of grant.
                    (B) granted to any other Employee, the per Share exercise price shall be no less than 100%o of the Fair Market Value per Share on the date of grant.
               (ii) In the case of a Nonstatutory Stock Option
                    (A) granted to a Service Provider who, at the time of grant of such Option, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the exercise price shall be no less than 110% of the Fair Market Value per Share on the date of grant.
                    (B) granted to any other Service Provider, the per Share exercise price (1) shall be no less than 100% of Fair Market Value per Share on the date of grant for all such Options other than 409A Awards, and (2) in the case of 409A Awards, shall be no less than 85% of the Fair Market Value per Share on the date of grant.
               (iii) Notwithstanding the foregoing, Options may be granted with a per Share exercise price other than as required above pursuant to a merger or other corporate transaction, provided such grants are in accordance with all Applicable Laws, including but not limited to Code Section 409A.
          (b) Forms of Consideration. The consideration to be paid for the Shares to be issued upon exercise of an Option, including the method of payment, shall be determined by the Administrator (and, in the case of an Incentive Stock Option, shall be determined at the time of grant). Such consideration may consist of, without limitation, (1) cash, (2) check, (3) promissory note, (4) other Shares, provided Shares acquired directly from the Company (x) have been owned by the Optionee for more than six (6) months on the date of surrender, and (y) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which such Option shall be exercised, (5) consideration received by the Company under a cashless exercise program implemented by the Company in connection with the Plan, or (6) any combination of the foregoing methods of payment. In making its determination as to the type of consideration to accept, the Administrator shall consider if acceptance of such consideration may be reasonably expected to benefit the Company. Notwithstanding the foregoing, the Administrator may permit an Optionee to exercise his or her Option by delivery of a full-recourse promissory note secured by the purchased Shares. The terms of such promissory note shall be determined by the Administrator in its sole discretion.
     11. Exercise of Option.
          (a) Procedure for Exercise: Rights as a Shareholder. Any Option granted hereunder shall be exercisable according to the terms hereof at such times and under such conditions as determined by the Administrator and set forth in the Option Agreement. Except in the case of Options granted to officers, Directors and Consultants, Options shall become exercisable at a rate of no less than 20% per year over five (5) years from the date the Options are granted. Unless the Administrator provides otherwise, vesting of Options granted hereunder to officers and Directors shall be suspended during any unpaid leave of absence. An Option may not be exercised for a fraction of a Share.
               An Option shall be deemed exercised when the Company receives (i) written notice of exercise in accordance with the Option Agreement (including written notice transmitted by electronic means) from the person entitled to exercise the Option, and (ii) full payment for the Shares with respect to which the Option is exercised. Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Option Agreement and the Plan. Shares issued upon exercise of an Option shall be issued in the name of the Optionee or, if requested by the Optionee, in the name of the Optionee and his or her spouse. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Shares, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such Shares promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 15 of the Plan.
               Exercise of an Option in any manner shall result in a decrease in the number of Shares thereafter available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.
          (b) Termination of Relationship as a Service Provider. If an Optionee ceases to be a Service Provider, such Optionee may exercise his or her Option within thirty (30) days of termination, or such longer period of time as specified in the Option Agreement, to the extent that the Option is vested on the date of termination (but in no event later than the expiration of the term of the Option as set forth in the Option Agreement). If, on the date of termination, the Optionee is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan. If, after termination, the Optionee does not exercise his or her Option within the time specified by the Administrator, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.
          (c) Disability of Optionee. If an Optionee ceases to be a Service Provider as a result of the Optionee’s Disability, the Optionee may exercise his or her Option within six (6) months of termination, or such longer period of time as specified in the Option Agreement, to the extent the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement). If, on the date of termination, the Optionee is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan. If, after termination, the Optionee does not exercise his or her Option within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.
          (d) Death of Optionee. If an Optionee dies while a Service Provider, the Option may be exercised within six (6) months following Optionee’s death, or such longer period of time as specified in the Option Agreement, to the extent that the Option is vested on the date of death (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement) by the Optionee’s designated beneficiary, provided such beneficiary has been designated prior to Optionee’s death in a form acceptable to the Administrator. If no such beneficiary has been designated by the Optionee, then such Option may be exercised by the personal representative of the Optionee’s estate or by the person(s) to whom the Option is transferred pursuant to the Optionee’s will or in accordance with the laws of descent and distribution. If, at the time of death, the Optionee is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall immediately revert to the Plan. If the Option is not so exercised within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.
     12. Limited Transferability of Options. Unless determined otherwise by the Administrator, Options may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or the laws of descent and distribution, and may be exercised during the lifetime of the Optionee, only by the Optionee. If the Administrator in its sole discretion makes an Option transferable, such Option may only be transferred by (i) will, (ii) the laws of descent and distribution, (iii) instrument to an inter vivos or testamentary trust in which the Option is to be passed to beneficiaries upon the death of the Optionee, or (iv) gift to a member of Optionee’s immediate family (as such term is defined in Rule 16a-l(e) of the Exchange Act). In addition, any transferable Option shall contain additional terms and conditions as the Administrator deems appropriate.
     13. Restricted Stock Awards.
     A Restricted Stock Award is an Award of actual shares of Common Stock (so-called “restricted stock”) which may, but need not, provide that such Restricted Stock Award may not be sold, assigned, transferred or otherwise disposed of, pledged, hypothecated as collateral for a loan or as a security for the performance of any obligation or for any other purpose for such period (the “Restricted Period”) as the Administrator shall determine. The terms and conditions of the Restricted Stock Award may change from time to time, and the terms and conditions of separate Restricted Stock Awards need not be identical, but each Restricted Stock Award shall include (through incorporation of provisions hereof by reference in the Award Agreement or otherwise) the substance of each of the following provisions, to the extent applicable:
          (a) Purchase Price. The purchase price of Restricted Stock Awards, if any, shall be determined by the Administrator, and may be stated as cash, property or services.
          (b) Consideration. The cash consideration, if any, for Shares acquired pursuant to a Restricted Stock Award shall be paid either (i) in cash at the time of purchase; or (ii) in any other form of legal consideration that may be acceptable to the Administrator in its discretion, including, without limitation, a recourse promissory note, property or shares of Common Stock that the Administrator determines have a value at least equal to the Fair Market Value of the Shares subject to the Award and that the Participant has held for at least six months.
          (c) Vesting. Shares acquired under or subject to the Restricted Stock Award may, but need not, be subject to a Restricted Period during which such shares will be forfeited to the Company if the specified restrictions or conditions for the Restricted Stock Award are not satisfied. The Administrator in its sole discretion may provide, either in the Award Agreement or by subsequent determination, for acceleration of the end of the Restricted Period at any time, in which event all restrictions and conditions shall lapse or be deemed satisfied, as the case may be.
          (d) Termination of Relationship as a Service Provider. Unless otherwise provided in the Award Agreement for a Restricted Stock Award, if a Participant ceases to be a Service Provider, the Participant shall forfeit the unvested portion of a Restricted Stock Award acquired in consideration of prior or future services, and all of the Shares held by the Participant that have not vested as of the date of termination under the terms of the Restricted Stock Award shall be forfeited and the Participant shall have no further rights with respect to the unvested portion of the Award. The Shares forfeit upon such termination shall revert to the Plan.
          (e) Transferability. Rights to acquire Shares under a Restricted Stock Award shall be transferable by the Participant only upon such terms and conditions as are set forth in the Award Agreement, as the Administrator shall determine in its discretion, so long as Shares awarded under the Restricted Stock Award remain subject to the terms of the Award Agreement.

          (f) Concurrent Tax Payment. The Administrator, in its sole discretion, may (but shall not be required to) provide payment for a concurrent cash award in an amount equal, in whole or in part, to the estimated after-tax amount required to satisfy applicable federal, state or local tax withholding obligations arising from the receipt and deemed vesting of restricted stock for which an election under Section 83(b) of the Code may be required.
          (g) Lapse of Restriction. Upon the expiration or termination of the Restricted Period and the satisfaction of any other conditions prescribed by the Administrator, the restrictions applicable to the Restricted Stock Award shall lapse and a stock certificate for the number of Shares with respect to which the restrictions have lapsed shall be delivered, free of any restrictions except those that may be imposed by law, the terms of the Plan or the terms of a Restricted Stock Award, to the Participant or the Participant’s estate, as the case may be. The Company shall not be required to deliver any fractional Share, but will pay, in lieu thereof, the Fair Market Value of such fractional Share in cash to the Participant or the Participant’s estate, as the case may be.
     14. Additional Conditions Applicable to Nonqualified Deferred Compensation under Section 409A of the Code.
     If any Option under this Plan is granted with an exercise price less than the Fair Market Value of the Shares subject to the Award on the Date of Grant (regardless of whether or not such exercise price is intentionally or unintentionally priced at less than Fair Market Value, or such Award is materially modified and deemed a new Award at a time when the Fair Market Value exceeds the exercise price), or is otherwise determined to constitute a 409A Award, the following additional conditions shall apply and shall supersede any contrary provisions of this Plan or the terms of any Award Agreement for the 409A Award.
          (a) Exercise. No 409A Award shall be exercisable earlier than upon one of the following:
               (i) Specified Time. A specified time or a fixed schedule set forth in the written instrument evidencing the 409A Award, but not later than the expiration of 10 years from the date of grant of such Award. If the written Award Agreement does not specify a fixed time or schedule, such time shall be the date that is the fifth anniversary of the date of the grant of such Award.
               (ii) Separation from Service. Separation from service (within the meaning of Section 409A of the Code) by the 409A Award recipient; provided, however, if the 409A Award recipient is a “key employee” (as defined in Section 416(i) of the Code without regard to paragraph (5) thereof) and any of the Company’s stock is publicly traded on an established securities market or otherwise, exercise under this subsection (ii) may not be made before the date that is six months after the date of separation from service.
               (iii) Death. The date of death of the 409A Award recipient.
               (iv) Disability. The date the 409A Award recipient becomes disabled (within the meaning of Section 14(d)(ii) hereof).

               (v) Unforeseeable Emergency. The occurrence of an unforeseeable emergency (within the meaning of Section 14(d)(iii) hereof), but only if the net value (after payment of the exercise price) of the number of Shares that become issuable does not exceed the amounts necessary to satisfy such emergency plus amounts necessary to pay taxes reasonably anticipated as a result of the exercise, after taking into account the extent to which the emergency is or may be relieved through reimbursement or compensation by insurance or otherwise or by liquidation of the Participant’s other assets (to the extent such liquidation would not itself cause severe financial hardship).
               (vi) Change in Control Event. The occurrence of a Change in Control Event (within the meaning of Section 14(d)(1) hereof), including the Company’s discretionary exercise of the right to accelerate vesting of such Award upon a Change in Control Event or to terminate the Plan or any 409A Award granted hereunder within 12 months of the Change in Control Event.
          (b) Term. Notwithstanding anything to the contrary in this Plan or the terms of any 409A Award Agreement, the term of any 409A Award shall expire and such Award shall no longer be exercisable on the date that is the later of: (a) 2-1/2 months after the end of the Company’s taxable year in which the 409A Award first becomes exercisable pursuant to this Section 14 and is not subject to a substantial risk of forfeiture; or (b) 2-1/2 months after the end of the 409A Award recipient’s taxable year in which the 409A Award first becomes exercisable pursuant to this Section 14 and is not subject to a substantial risk of forfeiture, but not later than the earlier of (i) the expiration of 10 years from the date the 409A Award was granted, or (ii) the term specified in the 409A Award agreement.
          (c) No Acceleration. A 409A Award may not be accelerated or exercised prior to the time specified in this Section 14, except in the case of one of the following events:
               (i) Domestic Relations Order. The 409A Award may permit the acceleration of the exercise time or schedule to an individual other than the Participant as may be necessary to comply with the terms of a domestic relations order (as defined in Section 414(p)(l)(B) of the Code).
               (ii) Conflicts of Interest. The 409A Award may permit the acceleration of the exercise time or schedule as may be necessary to comply with the terms of a certificate of divestiture (as defined in Section 1043(b)(2) of the Code).
               (iii) Change in Control Event. The Administrator may exercise the discretionary right to accelerate the vesting of such 409A Award upon a Change in Control Event or to terminate the Plan or any 409A Award granted thereunder within 12 months of the Change in Control Event and cancel the 409A Award for compensation. In addition, the Administrator may exercise the discretionary right to accelerate the vesting of such 409A Award provided that such acceleration does not change the time or schedule of exercise of such Award and otherwise satisfies the requirements of this Section 14 and the requirements of Section 409A of the Code.

          (d) Definitions. Solely for purposes of this Section 14 and not for other purposes of the Plan, the following terms shall be defined as set forth below:
               (i) “Change in Control Event” means the occurrence of a change in the ownership of the Company, a change in effective control of the Company, or a change in the ownership of a substantial portion of the assets of the Company (as defined in Proposed Regulations Section 1.409A-3(g)(5) and any subsequent guidance interpreting Code Section 409A). For example, a Change in Control Event will occur if a person or more than one person acting as a group:
                    (A) acquires ownership of stock that brings such person’s or group’s total ownership in excess of 50% of the outstanding stock of the Company; or
                    (B) acquires ownership of 35% or more of the total voting power of the Company within a 12 month period; or
                    (C) acquires ownership of assets from the Company equal to 40% or more of the total value of the Company within a 12 month period.
               (ii) “Disabled” means a Participant (i) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, or (ii) is, by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than three months under an accident and health plan covering Employees.
               (iii) “Unforeseeable Emergency” means a severe financial hardship to the Participant resulting from an illness or accident of the Participant, the Participant’s spouse, or a dependent (as defined in Section 152(a) of the Code) of the Participant, loss of the Participant’s property due to casualty, or similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant.
     15. Adjustments Upon Changes in Capitalization, Merger or Change in Control.
          (a) Changes in Capitalization. Subject to any required action by the shareholders of the Company, the number and type of Shares which have been authorized for issuance under the Plan but as to which no Awards have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Award, and the number and type of Shares covered by each outstanding Award, as well as the price per Share covered by each outstanding Award, shall be proportionately adjusted for any increase or decrease in the number or type of issued Shares resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company. The conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number, type or price of Shares subject to an Award.
          (b) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Administrator shall notify each Participant as soon as practicable prior to the effective date of such proposed transaction. The Administrator in its discretion may provide for an Optionee to have the right to exercise his or her Option until fifteen (15) days prior to such transaction as to all of the Optioned Stock covered thereby, including Shares as to which the Option would not otherwise be exercisable. In addition, the Administrator may provide that any Company repurchase option applicable to any Shares purchased upon exercise of an Option or granted pursuant to a Restricted Stock Award shall lapse as to all such Shares, provided the proposed dissolution or liquidation takes place at the time and in the manner contemplated. To the extent it has not been previously exercised, an Option will terminate immediately prior to the consummation of such proposed action.
          (c) Merger or Change in Control. In the event of a merger of the Company with or into another corporation, or a Change in Control, each outstanding Option shall be assumed or an equivalent option substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. If, in such event, the Option is not assumed or substituted, the Option shall terminate as of the date of the closing of the merger or Change in Control. For the purposes of this paragraph, the Option shall be considered assumed if, following the merger or Change in Control, the Option confers the right to purchase or receive, for each Share of Optioned Stock subject to the Option immediately prior to the merger or Change in Control, the consideration (whether stock, cash, or other securities or property) received in the merger or Change in Control by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the merger or Change in Control is not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the Option, for each Share of Optioned Stock subject to the Option, to be solely common stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of common stock in the merger or Change in Control.
     16. Time of Granting Awards. The date of grant of an Award shall, for all purposes, be the date on which the Administrator makes the determination granting such Award, or such later date as is determined by the Administrator. Notice of the determination shall be given to each Service Provider to whom an Award is so granted within a reasonable time after the date of such grant.
     17. Amendment and Termination of the Plan.
          (a) Amendment and Termination. The Board may at any time amend, alter, suspend or terminate the Plan.
          (b) Shareholder Approval. The Board shall obtain shareholder approval of any Plan amendment to the extent necessary and desirable to comply with Applicable Laws.

          (c) Effect of Amendment or Termination. No amendment, alteration, suspension or termination of the Plan shall impair the rights of any Participant, unless mutually agreed otherwise between the Participant and the Administrator, which agreement must be in writing and signed by the Participant and the Company. Termination of the Plan shall not affect the Administrator’s ability to exercise the powers granted to it hereunder with respect to Awards granted under the Plan prior to the date of such termination.
          (d) The Plan is designed and intended, to the extent applicable, to satisfy Section 409A of the Coe and any other Applicable Law and shall be construed in a manner to so comply. Notwithstanding this or any other provision of the Plan to the contrary, the Administrator may amend the Plan in any manner, or take any other action, that it determines, in its reasonable discretion exercised in good faith, is necessary, appropriate or advisable to cause the Plan and Awards granted thereunder to comply with Section 409A and any guidance issued thereunder. Any such action, once taken, shall be deemed to be effective from the earliest date necessary to avoid a violation of Section 409A and shall be final, binding and conclusive on all Participants and other individuals having or claiming any right or interest under the Plan.
     18. Conditions Upon Issuance of Shares.
          (a) Legal Compliance. Shares shall not be issued pursuant to the exercise of an Option or the grant of a Restricted Stock Award unless the grant and/or exercise of such Award and the issuance and delivery of such Shares shall comply with Applicable Laws and shall be further subject to the approval of counsel for the Company with respect to such compliance.
          (b) Investment Representations. As a condition to the exercise of an Option or receipt of Shares under a Restricted Stock Award, the Administrator may require the person exercising such Option or entitled to such Shares to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.
     19. Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.
     20. Reservation of Shares. The Company, during the term of this Plan, shall at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.
     21. Shareholder Approval. The Plan shall be subject to approval by the shareholders of the Company within twelve (12) months after the date the Plan is adopted. Such shareholder approval shall be obtained in the degree and manner required under Applicable Laws.
     22. Information to Participants. The Company shall provide to each Participant and to each individual who acquires Shares pursuant to the Plan, not less frequently than annually during the period such Optionee has one or more Options outstanding, and, in the case of an individual who acquires Shares pursuant to the Plan through a Restricted Stock Award or otherwise, during the period such individual owns such Shares, copies of annual financial statements. The Company shall not be required to provide such statements to key employees whose duties in connection with the Company assure their access to equivalent information.